UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2009

BELLA VIAGGIO, INC.
(Exact name of registrant as specified in its charter)

NEVADA	38-3759675
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2120 58th Avenue, Suite 107
Vero Beach, Florida 32966
(Address of principal executive offices, including zip code)

(772) 266-5554
(Registrant's telephone number, including area code)

665 Ashford Place, Brentwood, CA 94513
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In March of 2009, the Company’s current management team, following discussions with its Board of Directors and its auditors, concluded that the previously filed audited financial statements and other financial information as of and for the first, second and third quarters of 2008 issued with the Company’s Form 10-Q’s filed with the Commission on 5/15/2008, 8/14/2008, and 11/19/2008 respectively should no longer be relied upon.

The Company’s quarterly financial statement financial statements for the period ended March 31, 2008 filed on 5/15/2008 contained errors within the Balance Sheets in calculating assets and stockholder equity as well as modifying the title of the financials to reflect the Company as a “Development Stage Enterprise” and correcting several typographical errors within the Notes.

The Company’s quarterly financial statement financial statements for the period ended June 30, 2008 filed on 8/14/2008 contained errors within the Balance Sheets in calculating assets and stockholder equity and on the Statement of Operations under the weighted average of shares outstanding, as well as modifying the title of the financials to reflect the Company as a “Development Stage Enterprise” and correcting several typographical errors within the Notes.

The Company’s quarterly financial statement financial statements for the period ended September 30, 2008 filed on 11/19/2008 we modified the title of the financials to reflect the Company as a “Development Stage Enterprise” and correcting several typographical errors within the Notes.

Owing to the above mentioned corrections, the Company will restate the quarterly financial statements for the first, second, and third quarters of 2008 within its 2008 annual report to be filed in April of 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2009	Bella Viaggio, Inc.

	By:	/s/ Ronald Davis
Ronald Davis –President and Director